Exhibit 10.1

ASSIGNMENT NO. 87 OF RECEIVABLES IN ADDITIONAL ACCOUNTS

ASSIGNMENT NO. 87 OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of November 16, 2004, by and between CHASE BANK USA, NATIONAL ASSOCIATION (formerly known as Chase Manhattan Bank USA, National Association and successor to Bank One, Delaware, National Association), a national bank organized under the laws of the United States of America (the “Bank”), and THE BANK OF NEW YORK (DELAWARE), in its capacity as trustee of the First USA Credit Card Master Trust (the “Trust”) under the Pooling and Servicing Agreement referred to below (in such capacity, the “Trustee”), and acknowledged by the Bank, in its capacity as servicer under the Pooling and Servicing Agreement referred to below (in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, pursuant to Section 2.06(b) of the Amended and Restated Pooling and Servicing Agreement, dated as of March 28, 2002, by and between the Bank, as Transferor and Servicer, and the Trustee (hereinafter, as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”), the Bank wishes to designate Additional Accounts of the Bank to be included as Accounts and to convey hereby the Receivables of the Additional Accounts to be conveyed by the Bank, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, the Bank and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition-Cut Off Date” shall mean, with respect to the Additional Accounts, October 31, 2005.

“Addition Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto, November 16, 2004.

“Notice Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto, November 4, 2004.

2. Designation of Additional Accounts. The Bank shall deliver to the Trustee not later than five Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of each VISA© and MasterCard© account, which as of the

Addition Date shall be deemed to be an Additional Account, each such account being identified by account number and by the amount of Receivables in such account as of the close of business on the related Addition Cut-Off Date, which computer file or microfiche list shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment and the Pooling and Servicing Agreement.

(a) Conveyance of Receivables. The Bank does hereby transfer, assign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse on and after the Addition Date, all right, title and interest of the Bank in and to the Receivables existing as of the Addition Date and thereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including, without limitation, the right to all Recoveries and Collections of Finance Charge Receivables and Principal Receivables), Interchange, all proceeds (including “proceeds” as defined in the UCC as in effect in the State of Delaware and any other applicable jurisdiction) of such Receivables and Insurance Proceeds relating to such Receivables. The parties hereto intend to treat the foregoing transfer, assignment, set-over and conveyance as a sale, and not as a secured borrowing, for accounting purposes.

(b) The Bank, upon execution hereof, does hereby grant to the Trustee a security interest in all of the Bank's right, title and interest in and to the Receivables now existing and hereafter created and arising in connection with the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including, without limitation, the right to all Recoveries and Collections of Finance Charge Receivables and Principal Receivables), Interchange, all proceeds (including “proceeds” as defined in the UCC as in effect in the applicable jurisdiction) of such Receivables and Insurance Proceeds relating to such Receivables to secure a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued under the Pooling and Servicing Agreement or to be issued pursuant to the Pooling and Servicing Agreement and the interest accrued at the related certificate rate. This Assignment constitutes a security agreement under the UCC.

(c) The Bank executed, recorded and filed, on September 27, 1997, in the office of the Secretary of State of the State of Delaware, a financing statement naming “First USA Bank, National Association” as debtor and “The Bank of New York (Delaware), as trustee of First USA Credit Card Master Trust” as secured party, acknowledgment number 9949659, identifying as collateral all Receivables now existing and hereafter created in any Accounts, which financing statement covers the Receivables now existing and hereafter created in the Additional Accounts listed on Schedule 1 hereto, meeting the requirements of applicable Delaware law and such filing has not been amended or terminated, except in connection with the financing statement amendment, recorded and filed on October 30, 2002, in the office of the Secretary of State of the State of Delaware, acknowledgment number 22752552, changing the name of the debtor to “Bank One, Delaware, National Association.” The Bank has delivered a file stamped copy of such financing statement and such financing statement amendment to the Trustee prior to the date of this Assignment.

(d) In connection with the conveyance described in Section 3(a) hereof, the Bank further agrees, at its own expense, on or prior to the date hereof to indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

(e) It is the intention of the parties hereto that all transfers of Receivables to the Trust pursuant to this Assignment be subject to, and be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Assignment has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by the Bank pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of the Bank. The parties hereto acknowledge and agree that each such transfer is occurring in connection with a “securitization transaction” within the meaning of the Delaware Act.

3. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Certificateholders of all right, title and interest previously held by the Bank in and to the Receivables in the Additional Accounts now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

4. Representations and Warranties of the Bank. The Bank hereby represents and warrants to the Trustee on behalf of the Trust as of the Addition Date:

(a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banks and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Eligibility of Accounts and Receivables. Each Additional Account designated hereby was, as of the related Addition Cut-Off Date, an Eligible Account, and each Receivable in such Additional Account was, as of the related Addition Cut-Off Date, an Eligible Receivable.

(c) Selection Procedures. No selection procedures believed by the Bank to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

(d) Insolvency. The Bank is not insolvent and, after giving effect to the conveyance set forth in Section 3(a) hereof, will not be insolvent.

(e) Security Interest. This Assignment constitutes either (i) a valid transfer and assignment to the Trustee of all right, title and interest of the Bank in and to the Receivables now existing and hereafter created in the Additional Accounts designated on Schedule 1 hereto, and all proceeds (including “proceeds” as defined in the UCC as in effect in the applicable jurisdiction) of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof will be held by the Trustee free and clear of any Lien of any Person claiming through or under the Bank or any of its Affiliates, except for (x) Liens permitted under Section 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the Holder of the Exchangeable Transferor Certificate and (z) the Bank’s right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account, or any Series Account as provided in the Pooling and Servicing Agreement and any related Supplement, or (ii) (A) a valid transfer for security (under the UCC as in effect in the applicable jurisdiction) of all the Bank’s right, title and interest in such property to the Trustee, which is enforceable with respect to the existing Receivables of the Additional Accounts designated hereby and the proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trustee hereby, and which will be enforceable with respect to the Receivables hereafter created in respect of Additional Accounts designated hereby, the proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof and Insurance Proceeds relating thereto upon such creation, and (B) if this Assignment constitutes a transfer for security to the Trustee in such property upon the grant of the security interest in Section 3(b) hereof with respect to the existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof and Insurance Proceeds relating thereto conveyed to the Trustee hereby, and upon the creation of such Receivables thereafter created in such Additional Accounts, the proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof and Insurance Proceeds relating thereto, the Trustee shall have a first priority perfected security interest (as defined in the UCC as in effect in the applicable jurisdiction) in such property (subject to the rules governing proceeds set forth in the UCC as in effect in the applicable jurisdiction), except for Liens permitted under Section 2.05(b) of the Pooling and Servicing Agreement.

5. Conditions Precedent. The acceptance by the Trustee set forth in Section 4 hereof and the amendment of the Pooling and Servicing Agreement set forth in Section 7 hereof are each subject to the satisfaction of the conditions set forth in Section 2.06(c) of the Pooling and Servicing Agreement on or prior to the dates specified in Section 2.06(c), to the extent any such conditions have not been waived. For purposes of Section 2.06(c)(i) of the Pooling and Servicing Agreement, “Notice Date” shall having the meaning specified in Section 1 hereof.

6. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the “Pooling and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment and all references therein to Additional Accounts shall be deemed to include all accounts listed on Schedule 1 hereto. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

7. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

9. Removal Upon Breach. In the event of a breach of any of the warranties set forth in Section 5(b) hereof other than a breach or event set forth in Section 2.04(d)(i) of the Pooling and Servicing Agreement, if as a result of such breach the related Account becomes a Defaulted Account or the Trust’s rights in, to or under any Receivable arising in such Account or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Transferor or the Servicer, of written notice of any such event given by the Trustee, each such Receivable shall be removed from the Trust on the terms and conditions set forth in Section 2.04(d)(iii) of the Pooling and Servicing Agreement as though such Receivable were removed pursuant to Section 2.04(d)(ii) of the Pooling and Servicing Agreement; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION, as Transferor

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

THE BANK OF NEW YORK (DELAWARE), as Trustee of First USA Credit Card Master Trust

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

Acknowledged by:

CHASE BANK USA, NATIONAL
ASSOCIATION, as Servicer

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

FUSA Credit Card Master Trust

Assignment No. 87 of Receivables

Schedule l

to Assignment No. 87 of

Receivables in

Additional Accounts

ADDITIONAL ACCOUNTS

[Delivered to the Trustee]